Exhibit 10.5

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 2, 2022 (the “Effective Date”) by and between:

(1)	Hai Di Lao Holdings Pte. Ltd. (Registration No. 201305315G), a company incorporated and existing under the laws of Singapore, and having its registered principal place of business at 80 Robinson Road, #02-00, Singapore 068898 (the “Seller”); and

(2)	Singapore Super Hi Dining PTE. LTD. (Registration No. 202039985W), a company incorporated and existing under the laws of Singapore and having its registered principal place of business at 80 Robinson Road, #02-00, Singapore 068898 (the “Purchaser”).

The Seller and the Purchaser are referred to individually as a “Party” and collectively as the “Parties” in this Agreement.

RECITALS

(A)	Hai Di Lao Japan Co., Ltd. is a company incorporated and existing under the laws of the Japan (the “Company”).

(B)	As of the date of this Agreement, the Seller is the sole member of the Company, holding all issued and outstanding units of the Company, which represents 100% of the issued and outstanding units of the Company (such units, the “Sale Units”).

(C)	Upon the terms and subject to the conditions set forth in this Agreement, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Sale Units.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1.      DEFINITIONS

Unless otherwise defined in this Agreement, the following terms shall have the respective meanings ascribed to them below:

“Encumbrances” means any charge, mortgage, pledge, lien, assignment, debenture, hypothecation, retention of title, security interest, easement, covenant, option, right of first refusal, or voting trust agreement, adverse claim, rent-charge, or any other statutory or contractual restriction on use, voting, transfer, or exercise of any other attribute of ownership or other right of whatever nature.

“Surviving Provisions” means Article 7 and Article 8 of this Agreement.

“USD” means United States Dollars.

ARTICLE 2.      PURCHASE AND SALE OF THE SALE UNITS

2.1            Purchase and Sale of the Sale Units. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Sale Units.

2.2            Purchase Price. The total consideration payable by the Purchaser to the Seller for the purchase of the Sale Units at Closing shall be USD 457, 000 (the “Purchase Price”).

ARTICLE 3.      CLOSING

3.1            Time and Place. The consummation and completion of the transfer of the Sale Units under this Agreement (the “Closing”) shall take place at the offices the Parties may agree at 10:00 a.m. ([GMT]) on the date following the satisfaction or waiver (by the Party entitled to waive such condition) of all of the conditions precedent set forth in Article 5 of this Agreement, or such other date as the Parties may agree in writing (the “Closing Date”).

(a)            At the Closing, the Purchaser shall (i) pay the Purchase Price as stated in section 2.2 above to the Seller by way of wire transfer of immediately available funds in USD to a bank account designated by the Seller; and (ii) deliver (or procure that they are delivered) to the Seller copies of the board and/or shareholder resolutions of the Purchaser duly approving the entry to, execution of, and performance of the Purchaser’s obligations under this Agreement.

(b)            At the Closing, the Seller shall deliver (or procure that they are delivered) to the Purchaser (i) a certified copy of the Company’s amended articles of association, reflecting the Purchaser as the sole member of the Company and the sole owner and holder of the Sale Units; (ii) the duly executed special resolution of the members of the Company authorizing, approving, noting and/or accepting (where relevant) the transfer of the Sale Units and recording and registration of the Purchaser as the sole member of the Company in the Company’s register of members; (iii) a certified copy of the Company’s register of members dated as of the Closing Date, reflecting the Purchaser as the sole member of the Company and the sole owner and holder of the Sale Units; (iv) a duly executed unit transfer form in favour of the Purchaser; and (v) such other documents as the Purchaser may reasonably request for the Closing.

(c)            Each Party shall use its reasonable endeavours to procure that any third party shall do, execute, perform and deliver to either Party all such further deeds, documents, assurances, acts and things as that Party reasonably requires for the purpose of vesting the full benefit of the Sale Units in the Purchaser at Closing.

ARTICLE 4.      REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that each and all of the following statements under this Article 4 is true, accurate and correct as at the Effective Date and as at the Closing Date.

(a)            The Seller is a company duly incorporated and validly existing under its laws of incorporation.

(b)            The Seller has the legal authority and full power and capacity to execute and deliver this Agreement and to undertake and perform its obligations contemplated hereunder, including the absolute and unconditional entitlement to sell and transfer the full legal and beneficial ownership in the Sale Unites to the Purchaser on the terms set out in this Agreement. This Agreement has been duly authorized, executed and delivered by the Seller and will constitute a legal, valid and binding obligation on the Seller, enforceable against it in accordance with its terms.

(c)            The Seller is the registered legal and beneficial owner of the Sale Units and the Sale Unites represents 100% of the fully paid-up capital of the Company.

(d)            The Company has not created or issued or put under option or granted any Encumbrances over or any right to acquire or call for the issue of any units or loan capital of the Company now or at any time in the future and has not agreed to do any of the foregoing and no person has made any claim to be entitled to any of the forgoing. Upon the Closing, the Purchaser will acquire from the Seller good and marketable legal title to the Sale Units, free of any and all Encumbrances or other third-party rights.

(e)            The execution and delivery of this Agreement by the Seller do not, and the consummation and completion of the transactions contemplated in this Agreement by the Seller will not, (i) violate or conflict with any of the provisions of the organizational and/or constitutional documents of the Seller, (ii) contravene any law or regulation or any injunction or any order, judgement or decree by any court or governmental agency applicable to the Seller, or (iii) conflict with or violate, or constitute (with due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration with respect to., any contract or agreement to which the Seller is a party.

(f)            The Seller has obtained all consents, licenses, approvals and authorizations necessary and required by it in connection with this Agreement and the transactions contemplated thereunder and that such consents, licenses, approvals and authorizations are in full force and effect.

(g)            The Seller is not aware of any reason or circumstances which might avoid or restrict its powers or capacity to enter into or exercise its rights or perform any of its obligations under this Agreement.

ARTICLE 5.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that each of the following statements is true, accurate and correct as at the Effective Date and as at the Closing Date.

(a)            The Purchaser is a company duly incorporated and validly existing under its laws of incorporation.

(b)            The Purchaser has the legal authority and full power and capacity to execute and deliver this Agreement and to undertake and to perform its obligations contemplated hereunder. This Agreement has been duly authorized, executed and delivered by the Purchaser and will constitute a legal, valid and binding obligation on the Purchaser, enforceable against it in accordance with its terms.

(c)            The execution and delivery of this Agreement by the Purchaser do not, and the consummation and completion of the transactions contemplated in this Agreement by the Purchaser will not, (i) violate or conflict with any of the provisions of the organizational and/or constitutional documents of the Purchaser, (ii) contravene any law or regulation or any injunction or order, judgement or decree by any court or governmental agency applicable to the Purchaser, or (iii) conflict with or violate, or constitute (with due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration with respect to, any contract or agreement to which the Purchaser is a party.

(d)            The Purchaser has obtained all consents, licenses, approvals and authorizations necessary and required by it in connection with this Agreement and the transactions contemplated thereunder and that such consents, licenses, approvals and authorizations are in full force and effect.

(e)            The Purchaser is not aware of any reason or circumstances which might avoid or restrict its powers or capacity to enter into or exercise its rights or perform any of its obligations under this Agreement.

ARTICLE 6.      CONDITIONS PRECEDENT

6.1            Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate and complete the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions (all or any of which may be waived in writing in whole or in part by the Purchaser):

(a)            each and all the representations and warranties of the Seller in Article 4 shall be true, accurate and correct in all respects as at the Effective Date and as at the Closing Date;

(b)            the Company and its directors have taken all reasonable steps to preserve and protect the Company's assets and goodwill (including its existing relationships with customers and suppliers) and act at all times in the best interests of the Company and no acquisition or disposal of any asset of the Company have taken place;

(c)            no order, stay, decree, judgment or injunction have been issued, entered, promulgated or enforced by any court (including arbitral tribunal) or government authority of competent jurisdiction which restrains, prohibits or prevents the Closing; and

(d)            all government and/or other third-party consents, approvals, license and waivers (where relevant and applicable) that are required for the Closing shall have been obtained.

6.2            Conditions to the Obligations of the Seller. The obligations of the Seller to consummate and complete the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions (all or any of which may be waived in writing in whole or in part by the Seller):

(a)            each and all the representations and warranties of the Purchaser in Article 5 shall be true, accurate and correct in all respects as at the Effective Date and as at the Closing Date;

(b)            no order, stay, decree, judgment or injunction shall have been issued, entered, promulgated or enforced by any court (including arbitral tribunal) or government authority of competent jurisdiction which restrains, prohibits or prevents the Closing; and

(c)            all government and/or other third-party consents, approvals, license and waivers (where relevant and applicable) that are required for the Closing shall have been obtained.

6.3            Each Party undertakes to notify the other Party in writing promptly if it becomes aware of any breach of the condition precedent contained in this Article 6.

ARTICLE 7.      TERMINATION

7.1            Except as provided in this Article 7, no Party shall be entitled to rescind or terminate this Agreement in any circumstances whatsoever (whether before or after Closing). This shall not exclude any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

7.2            Termination: This Agreement and the transactions contemplated hereby may be terminated at any time before the Closing:

(a)            by mutual consent of all the Parties; or

(b)            by either Party, if there has been a material misrepresentation in this Agreement by the other Party, or a material breach by the other Party of any warranty or other obligation set forth in this Agreement.

7.3            Effects of Termination. If this Agreement is terminated pursuant to Section 7.2, save for the Surviving Provisions, all further obligations of the Parties hereunder shall terminate and no Party will have any liability or continuing obligation to the other Party arising out of this Agreement and neither Party shall have any claim under this Agreement of any nature against the other Party, provided, however, that no termination of this Agreement shall relieve any Party from liability for any breach of this Agreement occurring prior to such termination or extinguish any rights of any Party which have accrued before termination or under any of the Surviving Provisions.

ARTICLE 8.      MISCELLANEOUS

8.1            Taxes and Expenses. Each Party shall be responsible for and bear its own taxes, fees, costs and expenses imposed, levied, assessed or incurred on or by such Party for or in connection with the negotiation, preparation, execution, performance and completion of this Agreement and the transactions contemplated hereby, including, without limitation, fees and disbursements of legal counsel, regardless of whether the Closing takes place.

8.2            Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of Singapore, without giving effect to the principles of conflicts of laws thereof.

8.3            Jurisdiction. Any dispute or claim arising out of, in connection with or related to this Agreement or the transactions contemplated hereby, including any disputes regarding is conclusion, validity, binding effect, amendment, breach, termination or rescission, shall be submitted to the exclusive jurisdiction of the courts in Singapore.

8.4            Assignment. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned, transferred, charged or otherwise dealt with by any Party without the prior written consent of the other Party. Neither of the Parties may grant, declare, create or dispose of any right or interest or sub-contract the performance of any of its obligations under this Agreement without prior written consent of the other Party.

8.5            Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties in respect of the subject matter hereof and supersedes any prior expressions of intent or understandings or agreements or representations, express or implied, whether written or oral, with respect thereto. This Agreement shall not be amended, altered, extended or modified except by an instrument in writing expressly referring to this Agreement and signed by the Parties (or its authorised representatives) hereto.

8.6            Invalid Terms. If any part or provision of this Agreement is held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties shall endeavour to negotiate in good faith a substitute provision that best reflects the economic intentions of the Parties without being unenforceable and shall execute all agreements and documents required in this connection.

8.7            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to constitute an original but all of which shall constitute one and the same instrument. Any Party may enter into this Agreement by signing on any such counterpart, and each counterpart may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature will constitute an original for all purposes.

[signature page follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

On behalf of the SELLER

Hai Di Lao Holdings Pte. Ltd.

By:	/s/ Shu Ping
Name: Shu Ping
Title: Director

Witness by:	/s/ Chua Simin
Title: Personal Assistant

On behalf of the PURCHASER

Singapore Super Hi Dining Pte. Ltd.,

By:	/s/ Shu Ping
Name: Shu Ping
Title: Director

Witness by:	/s/ Chua Simin
Title: Personal Assistant